 Exhibit 23.2

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2023, with respect to our audit of the consolidated financial statements of Kaixin Auto Holdings for the year ended December 31, 2022, included in its Annual Report on Form 20-F.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

January 9, 2024